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                          EXHIBIT INDEX


Exhibit No.   Description                        Page
-----------   -----------                        ----

B-3           Draft form of MEC Guarantee        Filed herewith

D-2(a)        FERC Approval                      Filed herewith

F             Opinion of Counsel                 Filed herewith

G             Statement of Estimated Fees and    Filed herewith
              Expenses